As filed with the Securities and Exchange Commission on January 7, 2003

SCHEDULE 14A INFORMATION

PROXY STATEMENT
PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
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Corporate High Yield Fund, Inc.
Corporate High Yield Fund II, Inc.
P.O. Box 9011, Princeton, New Jersey 08543-9011

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CORPORATE HIGH YIELD FUND, INC.
CORPORATE HIGH YIELD FUND II, INC.

Dear Stockholder:

You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization of similar funds in which Corporate High Yield Fund, Inc. (“Corporate Fund”) will acquire Corporate High Yield Fund II, Inc. (“Corporate Fund II”).

On February 14, 2003, Corporate Fund and Corporate Fund II each will hold a Meeting of Stockholders to consider approval of an Agreement and Plan of Reorganization between the Funds. Under the Agreement and Plan of Reorganization, Corporate Fund will acquire substantially all of the assets and assume substantially all of the liabilities of Corporate Fund II, in exchange solely for newly issued shares of common stock of Corporate Fund, as described in the joint proxy statement and prospectus, referred to below. The Reorganization must be approved by the stockholders of both Funds. At the Meeting of Stockholders of Corporate Fund II, stockholders of that Fund will also be asked to vote on the election of Directors to serve until their successors have been duly elected and qualified or until their earlier resignation or removal.

A joint proxy statement and prospectus, which provides information about the proposed Reorganization, Corporate Fund, Corporate Fund II and the election of the Board of Directors of Corporate Fund II, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

The Boards of Directors of Corporate Fund and Corporate Fund II each have reviewed the proposed Reorganization and recommend that you vote “FOR” the proposed Reorganization after carefully reviewing the enclosed materials. The Board of Directors of Corporate Fund II also recommends that stockholders of Corporate Fund II vote “FOR” the election of the Director nominees.

Your vote is important. Please take a moment now to sign, date, and return your proxy card in the enclosed postage paid return envelope. Certain stockholders are eligible to vote by phone or on the Internet, please refer to your proxy card for alternate voting instructions. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Georgeson Shareholder at 1-866-206-4366.

Sincerely,

DAVID W. CLAYTON
Secretary
Corporate High Yield Fund, Inc.
Corporate High Yield Fund II, Inc.

FREQUENTLY ASKED QUESTIONS

In this Question and Answer Sheet, we will refer to Corporate High Yield Fund, Inc. as Corporate Fund and Corporate High Yield Fund II, Inc. as Corporate Fund II.

Q.	Why am I receiving this joint proxy statement and prospectus?

A.
This proxy material is being sent to all holders of common stock of Corporate Fund and Corporate Fund II. If you are a stockholder of Corporate Fund II, you are being asked to vote on the election of the Board of Directors of Corporate Fund II. As a stockholder of one or both of the Funds, you are being asked to consider a transaction in which Corporate Fund will acquire Corporate Fund II. This transaction is referred to in this question and answer sheet as the Reorganization.

Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A.
Corporate Fund will be the Surviving Fund. Corporate Fund II will be the Acquired Fund. Both Funds are closed-end funds. The common stock of each of Corporate Fund and Corporate Fund II is listed on the New York Stock Exchange under the symbols “COY” and “KYT,” respectively.

Q.	How is the Reorganization expected to benefit stockholders?

A.	Stockholders should consider the following:

•
After the Reorganization, Corporate Fund II stockholders will remain invested in a diversified, leveraged, closed-end fund that seeks to provide its stockholders with current income by investing primarily in a diversified portfolio of fixed income securities that are rated in the lower rating categories of the established rating services or unrated securities considered by the investment adviser to be of comparable quality;

•
After the Reorganization, Corporate Fund stockholders will remain invested in a diversified, leveraged, closed-end fund with an investment objective and policies substantially the same as its current investment objective and policies;

•	After the Reorganization, each Fund’s stockholders will be invested in a fund with substantially greater net assets;

•	After the Reorganization, each Fund’s stockholders are expected to experience lower expenses per share; and

•	After the Reorganization, each Fund is expected to experience economies of scale, greater efficiency and flexibility in portfolio management and a more liquid trading market for its common stock.

Q.	Will the Reorganization change my privileges as a stockholder?

A.
Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	If I own shares of common stock of Corporate Fund II, will I own the same number of shares of common stock of Corporate Fund after the Reorganization as I currently own?

A.
No. You will receive shares of common stock of Corporate Fund with the same aggregate net asset value as the shares of common stock of Corporate Fund II that you own on the business day prior to the closing date of the Reorganization (the “Valuation Time”). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds at the Valuation Time.

For example, let us assume that you own 10 shares of common stock of Corporate Fund II. If the net asset value of the Corporate Fund II common stock at the Valuation Time is $6 per share, and the net asset value of the Corporate Fund common stock at the Valuation Time is $12 per share, you will receive 5 shares of Corporate Fund common stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 shares of Corporate Fund II common stock x $6 = $60; 5 shares of Corporate Fund common stock x $12 = $60), although you may receive cash in place of fractional shares of common stock.

Thus, if at the Valuation Time the net asset value of the common stock of Corporate Fund is higher than the net asset value of the common stock of Corporate Fund II, you will receive fewer shares of common stock of Corporate Fund in the Reorganization than you held in Corporate Fund II before the Reorganization. On the other hand, if the net asset value of the common stock of Corporate Fund is lower than the net asset value of the common stock of Corporate Fund II, you will receive a greater number of shares of common stock of Corporate Fund in the Reorganization than you held in Corporate Fund II before the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization except that you may receive cash in lieu of fractional shares of Corporate Fund common stock.

Note that because each Fund is traded on an exchange, each Fund’s shares of common stock have both a net asset value and a market price. The market price reflects what other investors think the shares are worth and may be higher or lower than the net asset value. For this reason, the market price of the Corporate Fund shares you receive may be higher or lower than the market price of your Corporate Fund II shares.

Q.	Should I send in my stock certificates now?

A.	No. After the Reorganization is completed, we will send holders of common stock of Corporate Fund II written instructions for exchanging their stock certificates. Corporate

Fund II stockholders should exchange their stock certificates promptly after the Reorganization in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until the stock certificates for Corporate Fund II common stock are surrendered and exchanged for stock certificates of Corporate Fund. Stockholders of Corporate Fund common stock will keep their stock certificates and no action on their part will be necessary.

Q.	What are the tax consequences for stockholders?

A.
The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.
Fund Asset Management, L.P. serves as the investment adviser for each Fund and will be the investment adviser of the Surviving Fund after the Reorganization. B. Daniel Evans and Elizabeth M. Phillips currently serve as the portfolio managers for each Fund and will continue to serve as the portfolio managers for the Surviving Fund after the Reorganization.

Q.	Will there be a Stockholders Meeting for each Fund?

A.
Yes, on Friday, February 14, 2003. A Special Meeting of Stockholders will be held for Corporate Fund at 9:00 a.m. and an Annual Meeting of Stockholders will be held for Corporate Fund II at 9:30 a.m. Both Meetings will take place at 800 Scudders Mill Road, Plainsboro, New Jersey.

Q.	What will the name of the Surviving Fund be after the Reorganization?

A.	The Surviving Fund’s name will be Corporate High Yield Fund, Inc.

Q.	How will approval of the Reorganization affect the election of the Board of Directors of Corporate Fund II?

A.
If the stockholders of either Fund do not approve the Reorganization, then the Board of Directors of Corporate Fund II elected at the Meeting will serve as the Directors of Corporate Fund II until their successors have been duly elected and qualified or until their earlier resignation or removal. If the Reorganization is approved, then stockholders of Corporate Fund II will become stockholders of Corporate Fund and the Directors of Corporate Fund II elected at the Meeting will serve only until the Reorganization is consummated. The Board of Directors of Corporate Fund is responsible for the overall supervision of the operations of Corporate Fund and will continue to serve as Directors of the Surviving Fund after the Reorganization until their earlier resignation or removal.

Q.	How can I vote?

A.
You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. Certain stockholders are eligible to vote by phone or on the Internet, please refer to your proxy card for alternate voting instructions. Finally, you may vote in person at the Meetings. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meetings and then vote in person at the Meetings or, prior to the Meetings, you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.	Have the Funds retained a proxy solicitation firm?

A.
Yes, each Fund has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meetings. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	Why is my vote important?

A.
For action to be taken at a Meeting, a quorum of the stockholders must be present. To achieve a quorum for purposes of the Meetings a majority of the outstanding shares of common stock entitled to vote at that Meeting must be present in person or by proxy. If a quorum is present, action may only be taken if the necessary vote is obtained. The required vote on each matter is set forth in the proxy statement.

The Boards of Directors of Corporate Fund and Corporate Fund II urge every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.	What if there are not enough votes to reach a quorum by the scheduled Meeting date?

A.
In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls.

If not enough shares are represented at the Meeting of Corporate Fund to achieve the necessary quorum or the necessary quorum is present but there are insufficient votes to approve or disapprove the Reorganization, the persons named as proxies may propose one or more adjournments of that Meeting to permit further solicitation from stockholders.

If not enough shares are represented at the Meeting of Corporate Fund II to achieve the necessary quorum or the necessary quorum is present but there are insufficient votes to elect the Board of Directors of Corporate Fund II or to approve or disapprove the Reorganization, the persons named as proxies may propose one or more adjournments of that Meeting to permit further solicitation from stockholders.

Q.	What is the recommendation of each Fund’s Board of Directors?

A.	The Board of Directors of Corporate Fund recommends that stockholders of Corporate Fund vote FOR the Reorganization.

The Board of Directors of Corporate Fund II recommends that stockholders of Corporate Fund II vote FOR the election of the Director nominees and FOR the Reorganization.